As filed with the Securities and Exchange Commission on September 22, 2000
                                                       Registration No. 33-61970
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               TIG HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)



                Delaware                              94-3172455
      (State or Other Jurisdiction                    (Employer
   of Incorporation or Organization)             Identification Number)

                           5205 N. O'CONNOR BOULEVARD
                               IRVING, TEXAS 75039

                    (ADdress of Principal Executive Offices)



                     TIG HOLDINGS, INC. DIVERSIFIED SAVINGS
                             AND PROFIT SHARING PLAN
                            (Full Title of the Plan)


                            MR. WILLIAM H. HUFF, III
                       SENIOR VICE PRESIDENT AND SECRETARY
                               TIG HOLDINGS, INC.
                           5205 N. O'CONNOR BOULEVARD
                               IRVING, TEXAS 75039
                     (Name and Address of Agent for Service)

                                 (972) 831-5000
          (Telephone Number, Including Area Code, of Agent for Service)

                                 ---------------

                                   Copies to:

                             DAVID I. SCHILLER, ESQ.
                           GIBSON, DUNN & CRUTCHER LLP
                          1717 MAIN STREET, SUITE 5400
                                DALLAS, TX 75201
                                 (214) 698-3100

                                 ---------------


This Registration Statement consists of __ sequentially numbered pages, and the
Exhibit Index appears at page __
i


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                                      NOTE

     The purpose of this Post-Effective Amendment No. 1 is to terminate the registration statement and deregister and withdraw all securities previously registered under the TIG Holdings, Inc. Diversified Savings Plan (which has been amended subsequent to the filing of the form S-8 hereby amended, and has been renamed the TIG Holdings, Inc. Diversified Savings and Profit Sharing Plan) which remain unsold as of the date hereof.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

     24.1 Power of Attorney, included on Signature Page.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the original Registration Statement to be signed on its behalf by the undersigned, there-unto duly authorized, in the City of Irving, State of Texas, on this 30th day of July, 1999.

                            TIG HOLDINGS, INC.


                            By: /s/ W. H. Huff
                               -----------------------------------------------
                            Name: William H. Huff, III
                                 ---------------------------------------------
                            Title: Senior Vice President and General Counsel
                                  --------------------------------------------

     Each person whose signature appears below constitutes and appoints William
H. Huff, III, his true and lawful attorney-in-fact, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement amended by this filing, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                 Title                 Date
         ---------                 -----                 ----

       /s/ V. P. Watsa            Director            July 30, 1999
-------------------------
         Prem Watsa

      /s/ B. P. Martin            Director            July 30, 1999
-------------------------
      Bradley P. Martin

     /s/ E. P. Salsberg           Director            July 30, 1999
-------------------------
      Eric P. Salsberg


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                                  EXHIBIT INDEX

EXHIBIT
NUMBER        DESCRIPTION
-------       -----------

 24.1         Power of Attorney (included on signature page)